MAIN STREET FUNDS, INC.

                                     BY-LAWS
                     (as amended through December 19, 2000)


                                    ARTICLE I

                                  STOCKHOLDERS

      Section 1. Place of Meeting. All meetings of the Stockholders (which terms as used herein shall, together with all other terms defined in the Articles of Incorporation, have the same meaning as in the Articles of Incorporation) shall be held at the principal office of the Fund or at such other place as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

      Section 2. Conduct of Meeting. Meetings of stockholders shall be held at a time designated by the Board of Directors on such date as may be fixed by the Board of Directors at which time the stockholders shall act on such matters as are submitted to a vote of stockholders, and may transact any other business within the powers of the Corporation. Any business of the Corporation may be transacted at such meeting without being specifically designated in the notice, except such business as is specifically required by statutes to be stated in the notice.

      Notwithstanding the foregoing provisions of this Section 2, a meeting of stockholders shall be held when the Investment Company Act of 1940, as amended (the "1940 Act"), requires one or more of the following matters be acted on by stockholders.

      1)   Election of Directors;

      2)   Approval of an investment advisory agreement;

      3)   Ratification of the selection of independent public accountants; or

      4)   Approval of a distribution agreement.

      Also, notwithstanding the provisions of this Section 2, a meeting of the stockholders shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than one quarter in amount of the votes entitled to be cast thereat. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at it. Meetings requested by stockholders need not be called unless (i) required by law; and (ii) all conditions to the calling of such meeting required by law have been met.

      Section 3. Notice of Meeting of Stockholders. Not less than 10 days' and not more than 90 days' written or printed notice of every stockholders' meeting shall be given to each stockholder entitled to vote thereat and to each other stockholder entitled to notice thereof by delivering the same to him or at his residence or usual place of business or by mailing it, postage prepaid and addressed to him at his address or as it appears upon the books of the Fund. Said notice shall state the time and place of the meeting and, if required by law, notice of the purpose of said meeting.

      Section 4. Record Dates. The Board of Directors may fix, in advance or from time to time, a record date not exceeding 120 days and not less than 10 days preceding the date of any meeting of stockholders or any Series for the determination of the stockholders of record entitled to notice of and to vote at a stockholders' meeting; for the determination of stockholders entitled to receive dividends, distributions, rights, or allotments of rights; or for any other purpose requiring the fixing of a record date. Only stockholders of record on such date shall be entitled to notice of and to vote at such meeting, receive such dividends, rights or allotments, or otherwise participate as the case may be. The transfer books of the Fund may be closed for a period not to exceed 10 days before the date of a stockholders' meeting and for a period not to exceed 20 days for any other purpose.

      Section 5. Quorum; adjournment of meetings. The presence in person or by proxy of the holders of one third of the Shares, or of the Shares of any Series, outstanding and entitled to vote thereat shall constitute a quorum at any meeting of the Stockholders or of the Stockholders of that Series, respectively; provided, however, that if any action to be taken by the Stockholders or by the Stockholders of a Series at a meeting requires an affirmative vote of a majority, or more than a majority, of the shares outstanding and entitled to vote, then in such event the presence in person or by proxy of the holders of a majority of the shares outstanding and entitled to vote at such a meeting shall constitute a quorum for all purposes. At a meeting at which a quorum is present, a vote of a majority of the quorum shall be sufficient to transact all business at the meeting. If at any meeting of the Stockholders there shall be less than a quorum present, the Stockholders or the Directors present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned. Any meeting of the Stockholders convened on a date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date.

      If a quorum is present but sufficient votes in favor of one or more proposals have not been received any of the persons named as proxies or attorneys-in-fact may propose and approve one or more adjournments of the meeting without further notice to permit further solicitation of proxies with respect to any proposal. All such adjournments will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. Prior to any such adjournment, any lawful business may be transacted.

      Section 6. Voting and Inspectors. At all meetings of Stockholders, each Stockholder shall be entitled to one vote on each matter submitted to a vote of the Stockholders of the affected Series for each Share standing in his name on the books of the Corporation on the date, fixed for determination of Stockholders of the affected Series entitled to vote at such meeting (except, if the Board so determines, for Shares redeemed prior to the meeting), and each such Series shall vote as an individual class ("Individual Class Voting"); a Series shall be deemed to be affected when a vote of the holders of that Series on a matter is required by the 1940 Act; provided, however, that as to any matter with respect to which a vote of Stockholders is required by the 1940 Act or by any applicable law that must be complied with, such requirements as to a vote by Stockholders shall apply in lieu of Individual Class Voting as described above. Any fractional Share shall carry proportionately all the rights of a whole Share, including the right to vote and the right to receive dividends.

      All elections of Directors shall be had by a plurality of the votes cast and all questions shall be decided by a majority of the votes cast, in each case at a duly constituted meeting, except as otherwise provided in the Articles of Incorporation or in these By-Laws or by specific statutory provision superseding the restrictions and limitations contained in the Articles of Incorporation or in these By-Laws. At all meetings of Shareholders, every Shareholder of record entitled to vote at such a meeting shall be entitled to vote at such meeting either in person or by proxy. A proxy may be given by or on behalf of a Shareholder in writing or by any electronic means, including by telephone, facsimile, or via the Internet.

      At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the Shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certification of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

      The Chairman of the meeting may cause a vote by ballot to be taken upon any election of the matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the Shares entitled to vote on such election or matter.

      Section 7. Conduct of Stockholders' Meetings. The meetings of the Stockholders or of any Series shall be presided over by the Chairman of the Board of Directors, if any, or if he shall not be present, by the President, or if he shall not be present, by a Vice-President, or if none of the Chairman of the Board of Directors, the President nor any Vice-President is present, by a chairman to be elected at the meeting. The Secretary of the Fund, if present, shall act as Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act, or if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its secretary.

      Section 8. Concerning Validity of Proxies, Ballots, Etc. At every meeting of the Stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in Section 7, in which event such inspectors of election shall decide all such questions.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      Section 1. Number and Tenure of Office. The business and affairs of the Fund shall be conducted and managed by a Board of Directors consisting of the number of initial Directors named in the Articles of Incorporation. The number of Directors may be increased or decreased as provided in Section 2 of this Article. Each Director shall, except as otherwise provided herein, hold office until the next meeting of Stockholders of the Fund called for the purpose of electing Directors next succeeding his election or until his successor is duly elected and qualifies. Directors need not be Stockholders.

      Section 2. Increase or Decrease in Number of Directors; Removal. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors to a number not exceeding fifteen, and may elect Directors to fill the vacancies occurring for any reason, including vacancies created by any such increase in the number of Directors until the next meeting of stockholders called for the purpose of electing Directors or until their successors are duly elected and qualify. Notwithstanding the foregoing, no vacancies occurring in the Board of Directors may be filled by vote of the remaining members of the Board if immediately after filling any such vacancy less than two thirds of the Directors then holding office shall have been elected to such office by the holders of the outstanding voting securities (pursuant to the 1940 Act) of the Corporation at any meeting. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than three but the tenure of office of any Director shall not be affected by any such decrease. In the event that after the proxy material has been printed for a meeting of Stockholders at which Directors are to be elected and any one or more nominees are named in such proxy material dies, becomes incapacitated, or fails to stand for election, the authorized number of Directors shall be automatically reduced by the number of such nominees, unless the Board of Directors prior to the meeting shall otherwise determine.

      A Director at any time may be removed either with or without cause by resolution duly adopted by the affirmative votes of the holders of a majority of all of the votes entitled to be cast for the election of Directors, provided that a quorum is present. Any Director at any time may be removed for cause by resolution duly adopted at any meeting of the Board of Directors provided that notice thereof is contained in the notice of such meeting and that such resolution is adopted by the vote of at least two-thirds of the Directors whose removal is not proposed. As used herein, "for cause" shall mean any cause which under Maryland law would permit the removal of a Director of a Maryland corporation.

      Section 3. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Fund outside Maryland, at any office or offices of the Fund or at any other place as they may from time to time by resolution determine, or, in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

      Section 4. Regular Meetings. All meetings of the Board of Directors shall be held at such time and place as shall be specified in a written waiver signed by all of the Directors. Regular meetings of the Board of Directors shall be held at such time and on such notice, if any, as the Directors may from time to time determine. One such regular meeting during each fiscal year of the Fund shall be designated an annual meeting of the Board of Directors.

      Section 5. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board of Directors, if any, the President or two or more of the Directors, by oral, telegraphic or written notice duly given, served on, sent or mailed to each Director not less than one day before such meeting. No notice need be given to any Director who attends in person or to any Director who in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

      Section 6. Quorum. A majority of the Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than one-third of the entire Board unless otherwise permitted under applicable statutory law. If at any meeting of the Board there shall be less than a quorum present (in person or by open telephone line), a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these By-Laws.

      Section 7. Executive Committee. The Board of Directors may, by the affirmative vote of a majority of the entire Board, elect from the Directors an Executive Committee to consist of such number of Directors (but not less than 2) as the Board may from time to time determine. The Board of Directors by such affirmative vote shall have the power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Fund (including the power to authorize the seal of the Fund to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease the size of, or fill vacancies on, the Board. The Executive Committee may fix its own rules of procedure, and may meet, when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

      Section 8. Other Committees. The Board of Directors, by the affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members (but not less than two Directors) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee.

      Section 9. Informal Action by and Telephone Meetings of Directors and Committees. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be. Directors, or members of a committee of the Board of Directors, may participate in a meeting by means of a conference telephone or similar communications equipment; such participation shall, except as otherwise required by the 1940 Act, have the same effect as presence in person.

      Section 10. Compensation of Directors and Committee Members. Directors and members of committees appointed by the Board shall be entitled to receive such compensation from the Fund for their services as may from time to time be voted by the Board of Directors.

      Section 11. Dividends. Dividends or distributions payable on the Shares of any Series of the Fund may, but need not be, declared by specific resolution of the Board as to each dividend or distribution; in lieu of such specific resolutions, the Board may, by general resolution, determine the method of computation thereof, the method of determining the Stockholders of the Series to which they are payable and the methods of determining whether and to which Stockholders they are to be paid in cash or in additional Shares, provided that the record date for Stockholders entitled to receive such dividend or distribution shall not be more than 90 days before the dividend or distribution is payable.

      Section 12. Indemnification. Before an indemnitee shall be indemnified by the Fund, there shall be a reasonable determination upon review of the facts that the person to be indemnified was not liable by reason of disabling conduct as defined in the Declaration of Trust. Such determination may be made either by vote of a majority of a quorum of the Board who are neither "interested persons" of the Fund or the investment adviser nor parties to the proceeding or by independent legal counsel. The Fund may advance attorneys' fees and expenses incurred in a covered proceeding to the indemnitee if the indemnitee undertakes to repay the advance unless it is determined that he is entitled to indemnification under the Declaration of Trust. Also at least one of the following conditions must be satisfied: (1) the indemnitee provides security for his undertaking, or (2) the Fund is insured against losses arising by reason of lawful advances, or (3) a majority of the disinterested nonparty Directors or independent legal counsel in a written opinion shall determine, based upon review of all of the facts, that there is reason to believe that the indemnitee will ultimately be found entitled to indemnification.

                                   ARTICLE III

                                    OFFICERS

      Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors, a President, a Vice President, a Secretary, and a Treasurer. The Board of Directors may designate a Vice President as the Executive Vice President and may also choose additional Vice Presidents and one or more Assistant Secretaries and Assistant Treasurer. Two or more offices, except those of Chairman of the Board and Secretary and President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

      Section 2. The Board of Directors at its first meeting after each annual meeting of the Board shall choose a Chairman of the Board, a President and shall choose one or more Vice Presidents, a Secretary and a Treasurer.

      Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board.

      Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

      Section 5. The officers of the Corporation shall serve for one year and until their successors are chosen and qualify. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the persons so removed. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                              CHAIRMAN OF THE BOARD

      Section 6. The Chairman of the Board shall be the Chief Executive Officer of the Corporation; he shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall have general and active management of the business of the Corporation, and he shall see that all orders and resolutions of the Board are carried to effect.

      Section 7. He shall execute in the Corporate name all authorized deeds, mortgages, bonds, contracts or other instruments requiring a seal under the seal of the Corporation, except in cases in which the signing or execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                                    PRESIDENT

      Section 8. The President, in the absence, unavailability, or disability of the Chairman of the Board, shall perform the duties and exercise the powers of the Chairman of the Board. In addition, the President shall perform such duties and exercise such powers as may be assigned to him from time to time by the Board of Directors.

                            EXECUTIVE VICE PRESIDENT

      Section 9. If an Executive Vice President is designated by the Board of Directors, he shall, in the absence, unavailability or disability of the Chairman of the Board and the President, perform the duties and exercise the powers of the Chairman of the Board. In addition, the Executive Vice President shall perform such additional duties and exercise such powers as may be assigned to him from time to time by the Board of Directors.


                                   ARTICLE IV

                                     SHARES

      Section 1. Stock Certificates. Each Stockholder of any Series of the Fund may be issued a certificate or certificates for his Shares of that Series, in such form as the Board of Directors may from time to time prescribe, but only if and to the extent and on the conditions prescribed by the Board. Except as a stockholder may be given the right by the Fund's Registration Statement to have a certificate issued to him, all of the shares of the Fund or of any Series shall be issued without certificates.

      Section 2. Transfer of Shares. Shares of any Series shall be transferable on the books of the Fund by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of Shares of that Series, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Fund or its agent may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

      Section 3. Share Ledgers. The share ledgers of the Fund, containing the name and address of the Stockholders of each Series of the Fund and the number of shares of that Series, held by them respectively, shall be kept at the principal offices of the Fund, or, if the Fund employs a transfer agent, at the offices of the transfer agent of the Fund.

      Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Fund and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss of claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                    ARTICLE V

                                      SEAL

      The Board of Directors shall provide a suitable seal of the Fund, in such form and bearing such inscriptions as it may determine.

                                   ARTICLE VI

                                   FISCAL YEAR

      The fiscal year of the Fund shall be fixed by the Board of Directors.


                                   ARTICLE VII

                              AMENDMENT OF BY-LAWS

      The By-Laws of the Fund may be altered, amended, added to or repealed by the Stockholders or by majority vote of the entire Board of Directors, but any such alteration, amendment, addition or repeal of the By-Laws by action of the Board of Directors may be altered or repealed by the Stockholders.












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